As filed with the Securities and Exchange Commission on June 20, 1996
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           THE FLORSHEIM SHOE COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                                       36-3520923
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

    130 South Canal Street,
        Chicago, Illinois                                    60606
(Address of principal executive offices)                   (Zip Code)


                           THE FLORSHEIM SHOE COMPANY
                1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED

                           THE FLORSHEIM SHOE COMPANY
         CHARLES J. CAMPBELL STOCK OPTION PLAN, AS AMENDED AND RESTATED

                           (Full title of the plans)

                              CHARLES J. CAMPBELL
   Chairman of the Board of Directors, President and Chief Executive Officer
                           The Florsheim Shoe Company
                             130 South Canal Street
                            Chicago, Illinois 60606
                    (Name and address of agent for service)

                                 (312) 559-2500
         (Telephone number, including area code, of agent for service)
                            -------------------
                         Copy of all communications to:
                               PETER S. SARTORIUS
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

Title of securities    Amount to be       Proposed maximum      Proposed maximum        Amount of
to be registered       registered (1)       offering price          aggregate        registration fee
                                              per share (2)    offering price (2)
- -----------------------------------------------------------------------------------------------------
Common Stock,
without par value     550,000 shares             $5.00            $2,750,000              $948

(1) Of these shares, 300,000 shares are issuable pursuant to The Florsheim Shoe Company 1994 Stock Option Plan, as amended and restated (the "1994 Plan") and 250,000 shares are issuable pursuant to The Florsheim Shoe Company Charles J. Campbell Stock Option Plan, as amended and restated (the "Campbell Plan", together with the 1994 Plan the "Plans").
(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the closing quotation of Common Stock on June 5, 1996 as reported on the Nasdaq National Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by The Florsheim Shoe Company (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

     (a) Annual Report on Form 10-K, for the Fiscal Year Ended December 30,
         1995;

     (b) Amendment to Annual Report on Form 10-K/A-1 for the Fiscal Year Ended December 30, 1995;

     (c) Current Report on Form 8-K dated March 22, 1996; and

     (d) Quarterly Report on Form 10-Q, for the Quarter Ended March 30, 1996.

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into the Registration Statement.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of the Company as of December 30, 1995 and December 31, 1994 and for the years ended December 30, 1995, December 31, 1994 and January 1, 1994 are incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 30, 1995 have been audited by KPMG Peat Marwick LLP ("KPMG"), independent auditors, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents (to the extent covered by consents filed with the Commission) will be, so incorporated in reliance on the report of KPMG pertaining to such financial statements, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of directors and officers under certain circumstances. Generally such persons must have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, such person must also have had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, unless, and only to the extent, the court in which the proceeding was brought, or the Delaware Court of Chancery, orders such indemnification. When the director or officer successfully defends any such civil or criminal proceeding, indemnification is required. The By-Laws of the Company provide for indemnification of officers and directors to the extent permitted by the Delaware General Corporation Law.

     The Company's Bylaws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


Exhibit No.  Description
- -----------  -----------------------------------------------------------------
5            Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.
10.1         The Florsheim Shoe Company 1994 Stock Option Plan, as amended and restated.
10.2         The Florsheim Shoe Company Charles J. Campbell Stock Option Plan,
             as amended and restated.
23.1         Consent of KPMG Peat Marwick LLP, independent accountants.
23.2         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).
24           Power of Attorney (set forth on the signature page of this
             Registration Statement).


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

              (i)   To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 6th day of June, 1996.

                                          THE FLORSHEIM SHOE COMPANY



                                          by: /s/   Larry J. Svoboda
                                              --------------------------
                                          Vice-President, Finance,
                                          Chief Financia Officer Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of The Florsheim Shoe Company hereby constitutes and appoints Larry J. Svoboda, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 under the Securities Act of 1933, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:



       Signature                Capacity                     Date
       -----------------------  ---------------------------  ------------

       /s/ Charles J. Campbell  Chairman of the Board and    June 6, 1996
       -----------------------  Chief Executive Officer
       Charles J. Campbell


       /s/ Larry J. Svoboda     Vice President, Finance,     June 6, 1996
       -----------------------  Chief Financial Officer and
       Larry J. Svoboda         Secretary



       /s/ Thomas E. Poggensee  Controller (Principal        June 6, 1996
       -----------------------  Accounting Officer)
       Thomas E. Poggensee


       /s/ Bernard Attal        Director                     June 6, 1996
       -----------------------
       Bernard Attal


       /s/  Robert H. Falk      Director                     June 6, 1996
       -----------------------
       Robert H. Falk


       /s/ Michael S. Gross     Director                     June 6, 1996
       -----------------------
       Michael S. Gross

Signature                Capacity                     Date
- -----------------------  --------                     ------------

/s/ John J. Hannan       Director                     June 6, 1996
- ---------------------
John J. Hannan


/s/ Joshua J. Harris     Director                     June 6, 1996
- ---------------------
Joshua J. Harris


/s/ John H. Kissick      Director                     June 6, 1996
- ---------------------
John H. Kissick


/s/ Richard B. Loynd     Director                     June 6, 1996
- ---------------------
Richard B. Loynd


/s/ John Madden          Director                     June 6, 1996
- ---------------------
John Madden


/s/ Ronald J. Mueller    Director                     June 6, 1996
- ---------------------
Ronald J. Mueller


/s/ Michael D. Weiner    Director                     June 6, 1996
- ---------------------
Michael D. Weiner

                           EXHIBIT INDEX



                                                                              Sequential
Exhibit No.  Description                                                      Page Number
- -----------  -----------                                                      -----------
             Opinion of Morgan, Lewis & Bockius LLP as to the legality of
5            the shares being registered.
10.1         The Florsheim Shoe Company 1994 Stock Option Plan, as amended and restated.
10.2         The Florsheim Shoe Company Charles J. Campbell Stock Option
             Plan, as amended and restated.
23.1         Consent of KPMG Peat Marwick LLP, independent accountants.
23.2         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).
24           Power of Attorney (set forth on the signature page of this
             Registration Statement).


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